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                                                                   Exhibit 10.41

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement is made on September 1, 1998, between HARDEN & COMPANY INSURANCE SERVICES INC. d.b.a. PACIFIC HERITAGE ADMINISTRATORS ("Employer"), and THOMAS O. HEDFORD ("Executive").


                                   RECITALS
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     A.   Executive is and has been employed by Employer or its predecessor company for more than five (5) years as President of Pacific Heritage Administrators. Through such experience, he has acquired outstanding and special skills and abilities and an extensive background in and knowledge of Employer's business and the industry in which it is engaged.

     D. Employer desires assurance of the continued association and services of Executive in order to retain his experience, skill, abilities, background and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.

     E. Executive desires to continue in the employ of Employer and is willing to do so on those terms and conditions.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:


                             TERMS AND CONDITIONS
                             --------------------


     1.   Duties and Authority.  Employer shall employ Executive as President of
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Employer.  Executive's position as President is to remain in effect until changes are deemed necessary and approved by action of the Employer's Board of Directors.

     2.   Outside Business Activities.  During his employment, Executive shall
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devote his full energies, interest, abilities and productive time to the performance of this Agreement and shall not, without Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement. His compensation, unless otherwise specifically set by the Board of Directors of Employer, shall be paid solely by Employer.

     3.   Covenant Not to Compete During Employment Term.  During the employment
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term, Executive shall not, directly or indirectly, whether as a partner,
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employee, creditor, shareholder or otherwise, promote, participate in or engage in any activity or other business competitive with Employer's business.

     4.   Term of Employment.  Subject to earlier termination as provided in
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this Agreement, Executive shall be employed beginning January 1, 1998, and ending December 31, 2001. Executive's compensation and benefits described under
Section 6, below, shall begin on January 1, 1998 and shall be prorated as necessary.

     5.   Place of Employment.  Unless the parties agree otherwise in writing
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during the employment term, Executive shall perform the services he is required to perform under this Agreement at Employer's offices, located at 111 S.W. Columbia, Suite 600, Portland, Oregon, provided, however, that Employer may from time to time require Executive to travel temporarily to other locations on Employer's business.

     6.   Executive's Compensation and Benefits.
          -------------------------------------

          (a)  Basic Salary.  Employer shall pay a basic salary to Executive at
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a rate of $110,000 per year, payable on a semi-monthly basis, effective January
1, 1998. The basic salary payable to Executive under this Section 6(a) shall be subject to increases based upon the personal performance of Executive and the business performance of Employer as determined by periodic reviews and evaluations to be conducted at least annually.

          (b)  Incentive Compensation.  In addition to the basic salary provided
               ----------------------
for in Section 6(a) above, Employer shall pay to Executive as incentive compensation a bonus based on Employer's financial performance. The bonus shall be negotiated annually, but shall not be less than 50% of 3% of Employer's operating results, and shall be calculated quarterly for the periods ended March 31, June 30, September 30, and December 31, respectively. The Employer's operating results shall be based on an EBITDA (earnings before interest, taxes, depreciation, and amortization) basis. The bonus shall be paid to Executive within 30 days of the end of each quarterly period. To the extent Employer's operating results for a particular quarterly period are later adjusted, any over-payment or under-payment of Executive's bonus will be adjusted in the next quarterly period (or, if necessary, such additional quarterly periods until the discrepancy is resolved).

          (c)  Additional Benefits.  During the employment term, Executive shall
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be entitled to receive all other benefits of employment generally available to
Employer's other executive and managerial employees when and as he becomes eligible for them, including group health benefits, dental insurance, life insurance (at three (3) times salary), and five (5) weeks of annual paid vacation. Vacation allowance to increase by one (1) week every four (4) years, beginning with the effective date of this Agreement. Executive's vacation benefits shall be subject to Employer's policies on limitations on accruing vacation time.

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          (d)  Expenses.  During the employment term, Employer shall reimburse
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Executive for reasonable out-of-pocket expenses incurred in relation to
Employer's business, including all travel expenses, food and lodging while away from home, subject to documentation to be submitted monthly and such other policies as Employer may from time to time reasonably establish for its employees.

          (e)  Automobile Allowance.  During the employment term, Employer shall
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furnish to Executive an automobile allowance of $700 per month as an alternative to any other automobile travel expense otherwise payable under company policy.

     7.   Employer's Ownership of Intangibles.  All processes, inventions,
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patents, copyrights, trademarks and other intangible rights that may be conceived or developed by Executive, either alone or with others, during the term of Executive's employment, whether or not conceived or developed during Executive's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of Employer was used, or that relate to the business of Employer or to Employer's actual or demonstrably anticipated research and development, or that result from any work performed by Executive for Employer, shall be the sole property of Employer. Executive shall disclose to Employer all inventions conceived during the term of employment, whether or not the property of Employer under the terms of the preceding sentence, provided that such disclosure shall be received by Employer in confidence. Executive shall execute all documents, including patent applications and assignments, required by Employer to establish Employer's rights under this Section.

     8.   Indemnification by Employer.  Employer shall, to the maximum extent
          ---------------------------
permitted by law, indemnify and hold Executive harmless against expenses, including reasonable attorneys' fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with a proceeding arising by reason of Executive's employment by Employer or any of its direct or indirect subsidiaries. Employer shall advance to Executive any expenses incurred in defending such proceeding to the maximum extent permitted by law.

     9.   Termination of Agreement.
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          (a)  Termination for Cause.  Employer may terminate this Agreement at
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any time without notice if Executive commits any material act of dishonesty, discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his duties under this Agreement. In the event Executive is terminated for cause under this Section 9(a), he shall be paid his basic salary due under Section 6(a) through the date of his termination, all rights under Section 6(b) shall be lost.

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          (b)  Termination on Resignation.  Executive may terminate this
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Agreement by giving Employer three (3) months' prior written notice of his resignation. In the event Executive resigns under this Section 9(b), he shall be entitled to receive three (3) months' basic salary due under Section 6(a), and any bonus due under Section 6(b) will be prorated through the date of his resignation.

          (c)  Termination on Death.  If Executive dies during the initial term
               --------------------
or during any renewal terms of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death. In the event Executive dies, he or his estate shall be entitled to the basic salary due under
Section 6(a) through the end of the month in which his death occurs, and any bonus due under Section 6(b) shall be prorated through the end of the month in which is death occurs.

     10.  Effect of Combination or Dissolution.  This Agreement shall not be
          ------------------------------------
terminated by Employer's voluntary or involuntary dissolution or by any merger in which Employer is not the surviving or resulting corporation, or on any transfer of all or substantially all of Employer's assets. In the event of any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

     11.  Disclosure of Confidential Information and Trade Secrets Prohibited.
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In the course of his employment, Executive may have access to confidential information and trade secrets relating to Employer's business. Except as required in the course of his employment by Employer, Executive will not, without Employer's prior consent, either during his employment by Employer or for three (3) years after termination of this employment, directly or indirectly, disclose to any third person any such confidential information or trade secrets.

     12.  Disclosure of Customer Information and Solicitation of Other Employees
          ----------------------------------------------------------------------
Prohibited.  In the course of his employment, Executive will have access to
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confidential records and data pertaining to Employer's customers and to the relationship between these customers and Employer's employees. Such information is considered secret and is disclosed to Executive in confidence. During his employment by Employer and for three (3) years after termination of that employment, Executive shall not directly or indirectly, disclose or use any such information, except as required in the course of his employment by Employer. In addition, for three (3) years after termination of his employment, Executive shall not induce or attempt to induce any employee of Employer to discontinue employment with Employer for the purpose of employment with any competitor of Employer.

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     13.  Payment Upon Termination or Permanent Disability.  Notwithstanding any
          ------------------------------------------------
provision of this Agreement, if Employer terminates this Employment Agreement for any reason other than cause or Executive becomes permanently disabled or unable to perform his duties as President, Employer shall pay Executive (i) an amount equal to six (6) months' basic salary due under Section 6(a), at Executive's then current rate of compensation; (ii) any accrued, but unpaid, bonus due under Section 6(b); and (iii) for a period of six (6) months, all benefits, including the automobile allowance described in Section 6(f), to which Executive would otherwise be entitled had the Agreement not been so terminated. If Executive is permanently disabled, any obligations under this Section 13 shall be reduced, on a dollar-for-dollar basis, by any disability insurance payments made to Executive during the six (6) month period.

     14.  Miscellaneous Provisions.
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          (a)  Integration.  This Agreement contains the entire agreement
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between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties, including all prior employment agreements, whether or not fully performed by Executive before the date of this Agreement. No amendments to this Agreement may be made except by mutual consent and in writing signed by both parties.

          (b)  Choice of Law.  The formation, construction, and performance of
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this Agreement shall be construed in accordance with the laws of the State of
California.

          (c)  Notices.  Any notice to Employer required or permitted under this
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Agreement shall be given in writing by Executive, either by personal service or by registered or certified mail, postage prepaid, addressed to Employer at its then principal place of business. Any such notice to Executive shall be given in a like manner and, if mailed, shall be addressed to Executive at his home address then known in Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (i) on the date of service, if served personally on the party to whom notice is to be given, or (ii) on the fifth business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this Section.

          (d)  Remedies.  If either party obtains a judgment against the other
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by reason of breach of this Agreement, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.

          (e)  Severability.  If any provision of this Agreement is held invalid
               ------------
or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

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     Executed by the parties as of the day and year first above written.

                                        "Employer"
                                        HARDEN & COMPANY INSURANCE
                                        SERVICES, INC., d.b.a. PACIFIC
                                        HERITAGE ADMINISTRATORS



                                        By:/s/ James R. Dunathan
                                           ---------------------------------
                                           James R. Dunathan, Chairman



                                        By:/s/ Earl Wiklund
                                           ---------------------------------
                                           Earl Wiklund, Chief Executive Officer




                                        "Executive"




                                        By:/s/ Thomas O. Hedford
                                           ---------------------------------
                                           Thomas O. Hedford

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